                                                                   Exhibit 10.22

                                                              [Logo of Benfield]



                       ALLIED WORLD ASSURANCE COMPANY, LTD
                 Allied World Assurance Company (Europe) Limited
              Allied World Assurance Company (Reinsurance) Limited
                   Allied World Assurance Company (U.S.) Inc.
                    Newmarket Underwriters Insurance Company


                PROPERTY EXCESS CATASTROPHE REINSURANCE CONTRACT

                MAY 1, 2006 THROUGH MAY 1, 2007 SUMMARY OF TERMS

  Estimated Subject Net Written Premium May 1, 2006 - May 1, 2007: $132,000,000

                                                                                       PERCENT
 LAYER          LIMIT       XS     RETENTION      ROL        RATE      100% DEPOSIT    PLACED    CEDED PREMIUM    LIMIT PLACED
 -----          -----       --     ---------      ---        ----      ------------    ------    -------------    ------------
First       $ 40,000,000    xs    $ 35,000,000    36.00%    10.909%    $ 14,400,000     33.75%    $  4,860,000    $ 13,500,000
Second      $ 50,000,000    xs    $ 75,000,000    32.50%    12.311%    $ 16,250,000     97.05%    $ 15,770,625    $ 48,525,000
Third       $ 65,000,000    xs    $125,000,000    22.50%    11.080%    $ 14,625,000    100.00%    $ 14,625,000    $ 65,000,000
Fourth      $ 85,000,000    xs    $190,000,000     8.00%     5.152%    $  6,800,000    100.00%    $  6,800,000    $ 85,000,000
--------    ------------    --    ------------    -----     ------     ------------    ------     ------------    ------------
TOTAL       $240,000,000    XS    $ 35,000,000    21.70%    39.451%    $ 52,075,000               $ 42,055,625    $212,025,000

NOTES:
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1.    BUSINESS COVERED: Excess liability which may accrue to the Company under its policies, contracts and binders of insurance in force at the effective date hereof or issued or renewed on or after that date, and classified by the Company as Property business. As respects the Fourth Excess Layer, this Contract shall only cover losses resulting form earthquake and ensuing perils. Offshore Energy business is specifically excluded under this Contract.

2.    TERM: Contract effective 12:01am May 1, 2006 to 12:01am May 1, 2007.

3. TERRITORY: The United States, its territories or possessions, Puerto Rico, the District of Columbia and Canada.

4. REINSTATEMENT: Each layer, one reinstatement at 100% as to time, pro rata as to amount.

5. OTHER REINSURANCE: The Company is permitted to carry Treaty and/or Facultative reinsurance that inures to the benefit of this Contract; premium will be deducted from the gross subject written premium.

6. ULTIMATE NET LOSS: Ultimate net loss includes loss adjustment expense subject to the Contract.

7. ECO/XPL: All Layers, 90% of extra contractual obligations, 90% of excess limits liability, limited to 25.0% of the Company's UNL for the loss occurrence.

8. PREMIUM: Deposit premiums payable in quarterly installments May 1, August 1 and November 1 of 2006 and February 1, 2007. Annual Minimum Premium for each excess layer shall be 80% of the Annual Deposit Premium.

9. TERRORISM: This Contract excludes any loss directly or indirectly involving the utilization of a biological, chemical, nuclear or radioactive device. This Contract also excludes coverage from events determined to be an "act of terrorism" by the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Extension Act of 2005. Notwithstanding, this reinsurance Contract will pay actual loss or damage caused by any act of terrorism which does not meet the definition of "act of terrorism" by the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Extension Act of 2005.

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** A reinsurance contract reflecting the binding terms discussed in this term sheet will be prepared in the near future by our reinsurers in accordance with industry practice.